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                                                                Exhibit 99(e)(5)

                                                                  FINAL EXECUTED
                                                                  --------------

                                CYTYC CORPORATION
                                  85 SWANSON RD
                              BOXBOROUGH, MA 01719

                                February 13, 2002

Digene Corporation
1201 Clopper Road
Gaithersburg, MD 20878

                            Confidentiality Agreement
                            -------------------------

Ladies and Gentlemen:

           Solely in order to evaluate a possible negotiated transaction (the "Proposed Transaction") between Cytyc Corporation ("Cytyc") and Digene Corporation ("Digene"), each may disclose and deliver to the other party certain information about its properties, employees, finances, businesses, operations and prospects (such party when disclosing such information being the "Disclosing Party" and such party when receiving such information being the "Receiving Party"). All such information furnished by the Disclosing Party or its Representatives (as defined below), whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Proprietary Information." The term "Proprietary Information" also shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by the Receiving Party or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to the Receiving Party or its Representatives pursuant hereto. Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives, (b) was in the possession of the Receiving Party prior to its disclosure by the Disclosing Party or its Representatives, provided that the source of such information was not known by the Receiving Party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to such information, or (c) becomes available to the Receiving Party on a non-confidential basis from a person other than the Disclosing Party or its Representatives who (to the knowledge of the Receiving Party after reasonable inquiry) is not otherwise bound by a confidentiality agreement with the Disclosing Party or any of its Representatives, or is otherwise not under any contractual, legal or fiduciary obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party. As used in this letter agreement, (a) the term "Representative" means, as to any person, such person's affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and controlling persons, (b) the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, limited liability company, partnership, other entity or individual, and (c) the term "affiliate" shall have the meaning provided under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

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Digene Corporation
February 13, 2002
Page 2


           Subject to the immediately succeeding paragraph, unless otherwise agreed to in writing by the Disclosing Party in advance, the Receiving Party agrees: (a) except as required by law or regulation or stock exchange rule or legal process, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than its Representatives who are actively and directly participating in the evaluation of the Proposed Transaction or who otherwise need to know the Proprietary Information for the purpose of evaluating the Proposed Transaction and to cause each such Representative to observe the terms of this letter agreement; (b) not to use Proprietary Information for any purpose other than in connection with its evaluation of the Proposed Transaction or the consummation of the Proposed Transaction; and (c) except as required by law or regulation or stock exchange rule or legal process, not to disclose to any person (other than those of its Representatives who are actively and directly participating in the evaluation of the Proposed Transaction or who otherwise need to know for the purpose of evaluating the Proposed Transaction and, in the case of each such Representative, whom it will cause to observe the terms of this letter agreement) any information about the Proposed Transaction, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof, the existence or subject of this letter agreement, or the fact that Proprietary Information has been made available to the Receiving Party or its Representatives. The Receiving Party will be responsible for any breach of the terms of this letter agreement by the Receiving Party or any of its Representatives.

           In the event that the Receiving Party is requested pursuant to, or required by, applicable law or regulation or stock exchange rule or by legal process to disclose any Proprietary Information or any other information concerning the Disclosing Party or the Proposed Transaction, the Receiving Party agrees that it will provide the Disclosing Party with prompt notice of such request or requirement in order to enable the Disclosing Party (a) to seek an appropriate protective order or other remedy, (b) to consult with the Receiving Party with respect to the Disclosing Party taking steps to resist or narrow the scope of such request or legal process, or (c) to waive compliance, in whole or in part, with the terms of this letter agreement and that it will reasonably cooperate with the Disclosing Party with respect to seeking such order or remedy or resisting or narrowing the scope of such request. In the event that no such protective order or other remedy is obtained or that the Disclosing Party waives compliance with the terms of this letter agreement, the Receiving Party will furnish only that portion of any Proprietary Information which the Receiving Party is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Proprietary Information.

           The parties hereto are aware, and each party will advise its Representatives who are informed of the matters that are the subject of this letter agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information.

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Digene Corporation
February 13, 2002
Page 3




           The Receiving Party acknowledges that neither the Disclosing Party nor any of its Representatives makes any express or implied representation or warranty as to the accuracy or completeness of any Proprietary Information, and the Receiving Party agrees that none of such persons shall have any liability to the Receiving Party or any of its Representatives relating to or arising from the use of any Proprietary Information by the Receiving Party or any of its Representatives or for any errors therein or omissions therefrom. The Receiving Party also agrees that it is not entitled to rely on the accuracy or completeness of any Proprietary Information. Only those representations or warranties that are made in a final written definitive agreement governing any transaction contemplated hereby, when as and if executed, and subject to such limitations and restrictions as may be specified therein, shall have any legal effect.

           Each party hereto agrees that, without the prior written consent of the other party, it will not for a period of two years from the date hereof directly or indirectly solicit for employment or employ any person who is now employed by the other party and who is identified as a result of any evaluation or otherwise in connection with the Proposed Transaction; provided, however, that neither party shall be prohibited from employing any such person who contacts such party on his or her own initiative and without any direct or indirect solicitation by such party. The phrase "direct or indirect solicitation by such party" shall not be deemed to include general solicitations of employment not specifically directed towards employees of the other party.

           If either party hereto determines that it does not wish to proceed with the Proposed Transaction, it will promptly advise the other party of that decision. In such case, or in the event that the Proposed Transaction is not consummated, or at any time upon request of the Disclosing Party, the Receiving Party will promptly return to the Disclosing Party all copies of Proprietary Information in its possession or in the possession of any of its Representatives and will not retain any copies or other reproductions in whole or in part of such material. All other documents, memoranda, notes, summaries, analyses, extracts, compilations, studies or other material whatsoever prepared by it or any of its Representatives based on the Proprietary Information will be destroyed, and such destruction will be certified in writing to the other party by an authorized officer supervising such destruction. Any oral Proprietary Information will continue to be subject to this letter agreement. Notwithstanding the return or destruction of the Proprietary Information, the Receiving Party and its Representatives will continue to be bound by their obligations hereunder.

           Each party agrees that all inquiries, requests for information and other communications with the other party or such other party's Representatives shall only be made through or with the consent of the Chief Executive Officer or Chief Financial Officer of such other party or any designee thereof.

           The parties agree that until a definitive agreement relating to the Proposed Transaction has been executed and delivered by both parties, none of Digene, Cytyc nor any of their respective subsidiaries or affiliates will be under any legal or equitable obligation of any kind whatsoever with respect to any such transaction between Digene and Cytyc by virtue of this

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Digene Corporation
February 13, 2002
Page 4


letter agreement or any written or oral expression with respect thereto by any of Digene's or Cytyc's affiliates or Representatives except, in the case of this letter agreement and any written agreement, for the matters specifically agreed to herein and therein.

           This letter agreement (a) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to its conflict of laws principles, (b) may not be amended or modified except by an instrument in writing signed by each of the parties hereto, (c) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and (d) may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be an original, but when taken together shall constitute a single instrument.

           Each party hereby acknowledges that the Proprietary Information is being furnished to it by the other party in consideration of the agreement of each party that it will not propose to the other party or any other person any transaction between Cytyc and Digene and/or their respective security holders or involving any of their respective securities or security holders unless the other party shall have requested in writing that such party make such a proposal, and that each party (including any of such party's officers, directors or affiliates) will not acquire, or assist, advise or encourage any other persons in acquiring, directly or indirectly, control of the other party or any of the other party's securities, businesses or assets for a period of eighteen
(18) months from the date of this letter agreement unless the other party shall have consented in advance in writing to such acquisition. The parties to this agreement agree that the provisions of this paragraph shall not apply to a party following any public announcement by the other party that it is seeking bids from third parties for or enters into an agreement with any third party relating to an acquisition of all or a substantial portion of the company or its assets, or in the event a third party announces an offer to acquire more than 25% of the voting securities or assets of such other party. Each party also agrees that the other party shall be entitled to equitable relief, including injunction, in the event of any breach of the provisions of this paragraph and that neither party shall oppose the granting of such relief.

           In order for Cytyc to have sufficient time to conduct a detailed investigation of Digene and to justify undertaking the associated expense, Digene agrees that for a period of ten (10) days from the date of Cytyc's receipt of Digene's acceptance of this letter (such date being referred to as the "Effective Date" and such 10 day period, together with any extension thereof, the "Exclusivity Period"), Digene and its affiliates and their respective directors, officers, employees, agents and representatives (including financial advisors, attorneys and accountants) shall negotiate exclusively with Cytyc concerning a sale of all or a substantial portion of Digene, and shall not during the Exclusivity Period provide any information concerning Digene to any other person or entity or otherwise initiate, solicit, encourage or entertain, directly or indirectly, any inquiries or the making or modification of any proposal relating to an acquisition of all or a substantial portion of Digene or its assets, including by way of a license (an "Acquisition Proposal"). Digene shall immediately cease any existing negotiations with any other parties regarding an Acquisition Proposal. During the Exclusivity Period, Digene will promptly notify Cytyc of the receipt after the date hereof of any Acquisition Proposal or of any request for

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Digene Corporation
February 13, 2002
Page 5




information relating to Digene or for access to the properties, books or records of Digene by any person or entity who has informed Digene that such person or entity is considering making, or has made, an Acquisition Proposal, which notice shall include the identity of such person or entity, and will keep Cytyc informed regarding the status of any such Acquisition Proposal. Digene shall have the right to terminate the Exclusivity Period on three (3) days prior written notice to Cytyc at any time on or after the seventh (7) day following the Effective Date. In the absence of any such notice of termination by Digene, the Exclusivity Period shall automatically be extended by one day on the 8th day following the Effective Date and each day thereafter until Digene has provided to Cytyc notice of termination of the Exclusivity Period; provided, however, that the Exclusivity Period shall expire sixty (60) days following the Effective Date unless Digene elects by notice to Cytyc to further extend such period; and provided further that in the event a third party announces an offer to acquire more than 25% of the voting securities or assets of Digene during the Exclusivity Period, the Exclusivity Period shall terminate immediately.

           The obligations of confidentiality hereunder shall expire on the earlier of (a) the date a definitive agreement between the parties is signed, provided that such definitive agreement includes provisions governing the protection of the proprietary information of each party and (b) the date three
(3) years after the date of this letter agreement.

           Cytyc and Digene each acknowledge that the other is and shall at all times remain the sole owner of its Proprietary Information. Nothing in this letter agreement shall be construed as granting any right or license to either party's Proprietary Information for any purpose other than as set forth herein.

           Without prejudice to the rights and remedies otherwise available to each of the parties hereto, each such party shall be entitled to equitable relief by way of injunction or otherwise if the other party or any of its Representatives breaches or threatens to breach any of the provisions of this letter agreement.

           It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

           In the event that any one or more of the provisions contained in this letter agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this letter agreement, and all other provisions shall remain in full force and effect. If any provision of this letter agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

           This letter agreement shall not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party.

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Digene Corporation
February 13, 2002
Page 6


           This letter agreement contains the entire agreement between Cytyc and Digene concerning confidentiality of the Proprietary Information and the exclusivity of the negotiations between the parties, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon Cytyc or Digene, unless approved in writing by each of the parties hereto.

           Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                                       Cytyc Corporation

                                       By: /s/ Patrick J. Sullivan
                                           -------------------------------
                                       Name:  Patrick J. Sullivan
                                       Title: Vice Chairman and CEO

Accepted and Agreed as of
the date first written above:

Digene Corporation

By: /s/ Charles M. Fleischman
    -----------------------------------------
Name:  Charles M. Fleischman
Title: President